Exhibit 23.6

The undersigned hereby consents to:

(i)
The filing of the update to the initial assessment report on 5E Advanced Materials Fort Cady Project dated May 11, 2023, filed as Exhibit 99.2 to the Current Report on Form 8-K dated March 11, 2023 (the “8-K”) of 5E Advanced Materials, Inc. (the “Company”) being filed with the United States Securities and Exchange Commission;
(ii)
The incorporation by reference of such report attached as Exhibit 99.2 to the 8-K into the Company’s Form S-1 Registration Statement (File No. 333-267803), and any amendments thereto (the “S-1”);
(iii)
The incorporation by reference of such report attached as Exhibit 99.2 to the 8-K into the Company’s Form S-8 Registration Statement (File No. 333-264136) and any amendment thereto (the “S-8”); and
(iv)
The use of my name in the S-1 and the S-8.

The consent of the undersigned is limited to the sections of the report identified on page 2 thereof.

Date: May 11, 2023.

By: /s/ Joshua Parrie
Name: Joshua Parrie
Title: Wellfield Manager, 5E Advanced Materials, Inc.